MASTER LOAN AGREEMENT

                    THIS MASTER LOAN AGREEMENT (this “Agreement”) is made as of the 6th day of August, 2008, by and between MAPCASH MANAGEMENT, LTD., a corporation organized and existing under the laws of Antigua and Barbuda (“Lender”); and FASTCASH INTERNATIONAL LIMITED, a corporation organized and existing under the laws of the British Virgin Islands (“FCI”). FASTCASH DOMINICA LIMITED, a corporation organized and existing under the laws of The Commonwealth of Dominica (“FC Dominica”), FINANCIAL SERVICES, INC., a corporation organized and existing under the laws of the Commonwealth of Dominica (“FSI”), FASTCASH (ST. LUCIA) LIMITED, a corporation organized and existing under the laws of St. Lucia (“FC St. Lucia”), CASHEXPRESS LIMITED, a corporation organized and existing under the laws of St. Vincent and the Grenadines (“FC St. Vincent”), FASTCASH LIMITED, a corporation organized and existing under the laws of Grenada (“FC Grenada”), and FASTCASH (ANTIGUA) LIMITED, a corporation organized and existing under the laws of Antigua and Barbuda (“FC Antigua”; FC Dominica, FSI, FC St. Lucia, FC St. Vincent, FC Grenada and FC Antigua are each individually referred to as an “Operating Borrower” and together with FCI, as the “Borrowers”).

EXPLANATORY STATEMENT

                    FCI is the owner of 100% of the issued and outstanding capital stock of each Operating Borrower. The Operating Borrowers are engaged in the payday loan business of advancing short term loans to borrowers secured by the pledge of the respective borrowers’ expected salary payment (the “Business”). FCI and the Operating Borrowers desire to borrow from Lender, and Lender has agreed to lend to FCI and the Operating Borrowers, jointly and severally, funds needed for the operation of each Operating Borrower’s Business (the “Loans”) according to the terms and conditions herein set forth.

                    NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                    SECTION 1. The Loans.

                    1.1.          Advance of the Loans. Pursuant to the terms and conditions set forth herein, Lender shall make advances to FCI and each Operating Borrower of all or any portion of the principal sum of Ten Million U.S. Dollars (US$10,000,000.00) (the “Principal Sum”). Each such advance shall be recorded on separate ledgers maintained by Lender, and each Operating Borrower. FCI and the Operating Borrowers shall be jointly and severally liable to repay the Principal Sum advanced to all Borrowers together with all interest thereon and all other amount due hereunder.

                    1.2.          Purpose of the Loans. The proceeds of the Loans shall be used by the Operating Borrowers, either directly or indirectly, solely for its working capital needs for use with the Business.

                    1.3.          Interest and Fees. Interest shall accrue on each portion of the Loan proceeds from the date such portion was advanced at a rate of 15% per annum (“Base Interest”).

                    1.4.          Payment. Until Lender shall call for repayment of any Loan, the Borrowers shall have the right to repay all or any portion of the Principal Sum from time to time and request re-advances of all or any portion of the Principal Sum, provided that the total amount outstanding at any time shall not exceed the Principal Sum plus accrued Base Interest for one month. Accrued and unpaid interest shall be paid on the first day of each January, April, July and October after the date hereof. The entire unpaid principal balance of the Loans, all accrued and unpaid interest and fees thereon, and all other amounts due hereunder shall be paid ON DEMAND.

                    1.5.          Prepayment. Each Borrower shall have the right to prepay the whole or any part of the unpaid balance of the Loans at any time and from time to time without penalty or premium. Unless Lender shall designate a different order of application, which Lender may do in its sole discretion, all payments made hereunder shall be applied first to costs of collection, then to unpaid late fees, then to accrued and unpaid interest, and the remainder, if any, to the outstanding balance of the Loans in such order of advancement as shall be determined by Lender in its sole discretion.

                    1.6.          Form of Payment. All payments shall be made in lawful money of the United States of America in immediately available funds at such place as may be designated by Lender.

                    1.7.          Future Subsidiaries. In the event FCI forms or acquires another majority-owned subsidiary and FCI and Lender and FCI and such subsidiary agree that FCI and such new subsidiary may obtain Loans from Lender pursuant to the terms hereof, FCI, such new subsidiary and Lender shall execute a joinder to this Agreement pursuant to which such new subsidiary and FCI agree to be bound by the terms of this Agreement, and thereafter such new subsidiary shall be included in the definition of Operating Borrower hereunder.

                    1.8.          Definition of Obligations. As used in this Agreement, the term “Obligations” means collectively and includes all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of any Borrower to Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with the Loans or this Agreement.

                    1.9.          Debit Card Services. Borrowers have requested that Lender arrange for debit card issuing and loading services in connection with the Business (the “Card Services”), and Lender has agreed to use its best efforts to arrange for the Card Services at Lender’s cost. Lender shall invoice each Operating Borrower for the Card Services provided to such Operating Borrower. Unless otherwise paid by the Operating Borrower, the amount of any such invoice which has not been paid within thirty (30) days of invoice shall be considered advances of the Principal Sum to such Operating Borrower pursuant to Section 1.1 hereof.

                    SECTION 2. Representations and Warranties.

                    To induce Lender to make the Loans, the Borrowers make the following representations and warranties, each of which shall be true and correct in all material respects as of the date hereof.

                    2.1.          Power and Authority. The Borrowers have all requisite power and authority to execute, deliver and perform this Agreement, and they are not and will not thereby be in contravention of law or the terms of any agreement by which it or its property is bound.

                    2.2.          Accuracy of Information. To the best of Borrowers’ knowledge, no information, exhibit, report, statement, certificate or document furnished by the Borrowers or any other person to Lender in connection with the Loans or this Agreement or the negotiation thereof contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not misleading.

                    SECTION 3. Affirmative Covenants.

                    The Borrowers covenant and agree with Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding, the Borrowers shall:

                    3.1.          Payment of Obligations. Punctually pay the principal of and interest on the Obligations, at the times and places, in the manner and in accordance with the terms of this Agreement.

                    3.2.          Contractual Obligations. Comply with any agreement or undertaking to which any Borrower is a party and maintain in full force and effect all contracts and leases to which any Borrower is or becomes a party.

                    3.3.          Maintenance of Business. Do all things necessary to maintain, preserve and protect the Business in good working order and condition, so that the Borrowers’ respective Businesses may be properly conducted at all times.

                    3.4.          Inspection. Permit Lender at Lender’s expense, to inspect any of the properties, books and financial records of any Borrower, to examine and make copies of the financial records of any Borrower, and to discuss the affairs, finances and accounts of any Borrower with, and to be advised as to the same by, any Borrower at such reasonable times and intervals as Lender may designate.

                    3.5.          Notice. Promptly give written notice to Lender of (a) the occurrence of any Default (as hereinafter defined) or (b) any event, development or circumstances which might materially adversely affect the business, operations, properties or financial condition of any Borrower.

                    SECTION 4. Default.

                    The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term “Default” shall mean, whenever it is used in this Agreement, any one or more of the following events:

                    4.1.          Payment of Obligations. The failure of any Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, after notice of such failure by Lender to such Borrower and the Borrower’s failure to cure within five (5) business days of such notice.

                    4.2.          Performance. The failure of any Borrower to perform, observe or comply with any of the provisions of this Agreement, after notice of such failure by Lender to such Borrower and the Borrower’s failure to cure within fifteen (15) business days of such notice.

                    4.3.          Representations and Warranties. If any representation, warranty or statement of fact made by any Borrower under this Agreement or in any report, certificate, opinion (including any opinion of counsel for any Borrower), financial statement or other document or information furnished in connection with the credit extended under this Agreement or the execution and delivery of any other document executed by and between any Borrower and Lender in connection therewith or upon which Lender has relied in agreeing to extend credit to Borrower is false or misleading in any material respect at the time when made or furnished.

                    4.4.          Inability to Pay Debts. If any Borrower discontinues or suspends its present business operation, or any Borrower becomes insolvent or unable to pay its debts as they mature.

                    4.5.          Bankruptcy. Any Borrower shall (i) apply for or consent to the appointment of, or there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for any Borrower, or any of the Borrower’s respective property, (ii) become generally unable to pay Borrower’s debts as they become due, (iii) make a general assignment for the benefit of creditors or become insolvent, or (iv) become the debtor party, voluntarily or involuntarily, to any bankruptcy proceeding.

                    4.6.          Judgments. The issuance or filing of any injunction, attachment, judgment or lien against any Borrower or any of its property in excess of Five Thousand U.S. Dollars (US$5,000.00).

                    4.7.          Sale of Assets. Any Borrower sells, assigns, pledges or otherwise transfers, distributes, encumbers or leases all or any substantial portion of its assets outside the ordinary course of that Borrower’s Business.

                    SECTION 5. Rights and Remedies.

                    5.1.          Joint and Several Obligations. All of the obligations of the Borrowers to the Lender hereunder shall be joint and several.

                    5.2.          Rights and Remedies. Upon the occurrence of any Default, Lender may declare the unpaid principal amount of the Loans, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith jointly and severally due and payable by Borrowers to Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by Borrowers; provided, that, in the case of any Default referred to in Sections 4.5 and 4.6 above, the unpaid principal amount of the Loans, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable, jointly and severally, by Borrowers to Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by Borrower. Upon the occurrence and during the continuation of any Default, including if Lender shall have demanded repayment in part or in full of the Loans (and all other Obligations then outstanding), then in each and every case, Lender shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the rights and remedies available to Lender under the other provisions of this Agreement, and all other rights and remedies available to Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently.

                    5.3.          Enforcement Costs. Borrowers agree, jointly and severally, to pay to Lender on demand all enforcement costs paid, incurred or advanced by or on behalf of Lender. As used herein, the term “enforcement costs” shall mean and include collectively all expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys’ fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of Lender in connection with (a) the collection or enforcement of this Agreement, (b) the creation, perfection, maintenance, preservation, defense, protection, realization upon, disposition, collection, sale or enforcement of all or any part of the collateral, and (c) the exercise by Lender of any rights or remedies available to it under the provisions of this Agreement. All enforcement costs shall be a part of the Obligations hereunder.

                    5.4.          Application of Proceeds. Any proceeds of the collection of the Obligations will be applied by Lender to the payment of enforcement costs, and any balance of such proceeds (if any) will be applied by Lender to the payment of the remaining Obligations (whether then due or not).

                    5.5.          Remedies Cumulative. Each right, power and remedy of Lender as provided for in this Agreement or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.

                    5.6.          Presentment, Etc. Each Borrower hereby waives presentment, protest and demand, notice of demand, notice of non-payment and notice of dishonor.

                    5.7.          No Waiver. No failure or delay by Lender to insist upon the strict performance of any term or condition of this Agreement, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or condition, or of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement, Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement, or to declare a Default for failure to effect such prompt payment of any such other amount.

                    SECTION 6. Miscellaneous.

                    6.1.          Course of Dealing; Amendment. No course of dealing between Lender and any Borrower shall be effective to amend, modify or change any provision of this Agreement.

                    6.2.          Waiver of Default. Lender may, at any time and from time to time, execute and deliver to Borrower a written instrument waiving, on such terms and conditions as Lender may specify in such written instrument, any of the requirements of this Agreement or any Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, Borrower and Lender shall be restored to their former positions prior to such Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

                    6.3.          Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed to the address of the recipient as it appears in the records of Lender, except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed. No other method of giving notice or demand is hereby precluded.

                    6.4.          Right to Perform. If any Borrower shall fail to make any payment or to otherwise perform, observe or comply with the provisions of this Agreement, then and in each such case, Lender may (but shall be under no obligation whatsoever to) without notice to or demand upon the Borrower remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of such Borrower. The advance of any such funds or the taking of any such action by Lender shall not be deemed or construed to cure a Default or waive performance by any Borrower of any provisions of this Agreement. Each Borrower shall pay to Lender on demand, together with interest thereon from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the rate provided for herein, any such funds so advanced by Lender and any costs and expenses advanced or incurred by or on behalf of Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

                    6.5.          Costs and Expenses. Each Borrower agrees to pay to Lender on demand all fees, recordation and other taxes, costs and expenses of whatever kind and nature, including reasonable attorney’s fees and disbursements, which Lender may incur or which are payable in connection with the closing and the administration of the Loan. All such fees, costs, recordation and other taxes shall be a part of the Obligations hereunder.

                    6.6.          Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                    6.7.          Certain Definitional Provisions. The term “person” as used in this Agreement means and includes any natural person, individual, company, corporation, partnership, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature. Accounting terms used in this Agreement shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time in the United States of America. The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or”. As used herein, the singular number shall include the plural, the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Unless otherwise defined herein, all terms used herein which are defined by the New York Uniform Commercial Code shall have the same meanings as assigned to them by the New York Uniform Commercial Code unless and to the extent varied by this Agreement.

                    6.8.          Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective.

                    6.9.          Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement.

                    6.10.        Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Borrower and Lender and their respective successors and assigns, except that each Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

                    6.11.        Time of Essence. Time is of the essence in connection with all obligations of each Borrower hereunder.

                    6.12.        Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

[signatures on the following page]

                    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

LENDER:

MAPCASH MANAGEMENT, LTD.

By: /s/ Jonathan Malamud	(SEAL)

BORROWERS:

FASTCASH (ST. LUCIA) LIMITED

By: /s/ Robert Tonge	(SEAL)

FASTCASH (ANTIGUA) LIMITED

By: /s/ Robert Tonge	(SEAL)

FASTCASH LIMITED

By: /s/ Robert Tonge	(SEAL)

FASTCASH DOMINICA LIMITED

By: /s/ Robert Tonge	(SEAL)

FINANCIAL SERVICES, INC.

By: /s/ Robert Tonge	(SEAL)

CASHEXPRESS LIMITED

By: /s/ Robert Tonge	(SEAL)

FASTCASH INTERNATIONAL LIMITED

By: /s/ Jonathan Malamud	(SEAL)